QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Independent Auditor's Consent

        We consent to use of our report dated February 7, 2003, incorporated by reference herein from the Annual Report on Form 10-K of Crosstex Energy, L.P. for the year ended December 31, 2002. The audit report covering the December 31, 2001 financial statements refers to a change in the method of accounting for derivatives. The audit report covering the December 31, 2002 financial statements refers to a change in the method of amortizing goodwill.

/s/  KPMG LLP

Dallas, Texas
July 10, 2003

QuickLinks

  Exhibit 23.2
Independent Auditor's Consent